UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2013

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-1174 8	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas 78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) of Eastern American Natural Gas Trust (the “Trust”), is required by the terms of the Amended and Restated Trust Agreement governing the Trust (the “Trust Agreement”) to cause the sale of the Royalty NPI held by the Trust (the “Royalty NPI”).  Also as previously disclosed, on November 5, 2012, Energy Corporation of America (“ECA”), which is the sponsor of the Trust, exercised its right of first refusal under the Trust Agreement to purchase the Royalty NPI on the terms set forth in the Purchase and Sale Agreement dated October 24, 2012 between the Trust and a third party (the “October 24, 2012 Agreement”).  As a consequence of ECA’s exercise of its right of first refusal, the October 24, 2012 Agreement terminated in accordance with its terms, and the Trust will sell the Royalty NPI to ECA for the purchase price determined by the October 24, 2012 Agreement.

On January 3, 2013, the Trust entered into a Purchase and Sale Agreement dated January 3, 2013 (the “Agreement”), with ECA in order to document the terms of the sale of the Royalty NPI and to eliminate provisions of the October 24, 2012 Agreement that are inapplicable to the sale of the Royalty NPI to ECA.  As previously disclosed, the sale is expected to close on or about January 10, 2013, and the price, after making the adjustment for gas price changes required by the October 24, 2012 Agreement, will be approximately $5.9 million.  In the Agreement, ECA has waived any decrease to the purchase price that might have been made under the October 24, 2012 Agreement for defects in title to the Royalty NPI.

The description of the Agreement under this Item 1.01 is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

The Trustee and ECA are parties to the various agreements entered into in connection with the formation of the Trust or otherwise related to the Trust.  The Bank of New York Mellon Trust Company, N.A. and ECA are also parties to the various agreements entered into in connection with the formation of ECA Marcellus Trust I or otherwise related to ECA Marcellus Trust I.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

10.1        Purchase and Sale Agreement with Energy Corporation of America dated January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By: The Bank of New York Mellon Trust Company, N.A.,
as Trustee

	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President

Date: January 9, 2013

Exhibit Index

Exhibit Number	Description

10.1	Purchase and Sale Agreement with Energy Corporation of America dated January 3, 2013.